EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned Director of Premark International, Inc., a Delaware corporation (the "Corporation"), hereby constitutes and appoints each of John M. Costigan, L. John Fletcher and Gregory J. Mancuso, and their or his substitutes or substitute, his or her true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorney and agent may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and any rules and regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of the common stock, $1.00 par value, of the Corporation on a Registration Statement on Form S-8, and to make and file any and all amendments, including post-effective amendments, to the said Registration Statement, relating to the Premark International, Inc. 1994 Incentive Plan, as the same may be amended from time to time, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his or her capacity as a Director of the Corporation, and to file the same, or cause the same to be filed, together with exhibits, supplements, appendices, instruments and other documents pertaining thereto, with the Securities and Exchange Commission, and hereby ratifies and confirms all that said attorneys and agents, and each of them, and their or his substitute or substitutes, may have done, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, The undersigned has hereunto set his or her hand this 7th day of May, 1997.


Warren L. Batts                   Harry W. Bowman


Dr. Ruth M. Davis                 Dr. Lloyd C. Elam


W. James Farrell                  Richard S. Friedland


John B. McKinnon                  David R. Parker


James M. Ringler                  Janice D. Stoney